EXHIBIT (8)(c)

                             ADMINISTRATION CONTRACT

                         LUTHERAN BROTHERHOOD FUNDS TRUST

    This Agreement is made as of this      day of                  , 1993,
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between Lutheran Brotherhood Securities Corp., a Pennsylvania corporation
("LBSC"), as provider of administrative management and services, and The Lutheran Brotherhood Family of Funds Trust, a Delaware business trust (the "Trust").

    WHEREAS, the Trust engages in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

    WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

    WHEREAS, the Trust presently offers shares in six series, the
[         ], such six series (the "Initial Funds"), together with all
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other series subsequently established by the Trust with respect to which
LBSC services pursuant to the terms of this Agreement, being herein collectively referred to as the "Funds" and individually as a "Fund."

    WHEREAS, LBSC is, and has been since 1970, a qualified broker-dealer of mutual funds, and has the experience and competence to provide administrative management and service to each of the Funds; and

    WHEREAS, the Trust desires to retain LBSC to furnish administrative management and services to the Fund and LBSC is willing to furnish such administrative management and services:

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:


    1. APPOINTMENT AND ACCEPTANCE. The Trust appoints LBSC as administrative manager of the Initial Funds, and LBSC accepts such appointment and agrees to render the services hereby set forth for the compensation herein provided.

    In the event that the Trust establishes one or more series of shares other than the Initial Funds with respect to which it desires to retain LBSC to render administrative services hereunder, it shall so notify LBSC in writing (the "Notice"). If LBSC is willing to render such services on the terms as provided for herein, it shall execute and deliver the Notice to the Trust whereupon such series of shares shall become a Fund hereunder and said Notice shall be attached to this agreement and when attached shall be a part hereof.


    2. DUTIES OF ADMINISTRATIVE MANAGER. LBSC will provide or procure administrative services from Lutheran Brotherhood (or one or more of its subsidiaries) or other vendors as appropriate for the Trust and each of the Funds and, in so doing, will act in conformity with the Master Trust Agreement and Bylaws of the Trust, the current registration statement of the Trust, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.


    3. ADMINISTRATIVE SERVICES. The term administrative services means all services necessary to conduct the business operations of the Trust and each of the Funds, except those certain services that are provided to the Trust and each of the Funds pursuant to the following contracts:

    CONTRACT                             SERVICE PROVIDER
    --------                             ----------------

    Investment Advisory Contract         Lutheran Brotherhood Research Corp.
    Transfer Agent Contract              LBSC
    Distribution Contract                LBSC
    Custodian Contract                   State Street Bank


    Administrative Services include, but are not necessarily limited to, the following:

         (a) Preparation, printing, filing and distribution of all material required by the Securities and Exchange Commission and state regulatory authorities such as registration statements, proxy materials, audited financial statements, and other similar documents.

         (b)  Preparation and filing of federal and state tax returns.

         (c)  Internal Auditing services.

         (d)  In-house legal services.

         (e) Accounting Services including preparation of financial statements.


    4. PRICE. Administrative Services provided by LBSC or procured from Lutheran Brotherhood will be billed to the Trust or the particular Fund to which the services were provided, as the case may be, at approximate cost as determined by Lutheran Brotherhood's customary cost accounting system and approved or ratified by a majority of the Trustees of the Trust including a majority of the Trust's disinterested Trustees. Administrative services procured from other vendors will be billed to the Trust or the particular Fund to which the services were provided, as the case may be, at actual cost. The Trust agrees to pay or to cause the applicable Fund to pay the amounts so determined on a monthly basis.


    5. BOOKS AND RECORDS. LBSC agrees to provide reports and records reasonably necessary for the Board of Trustees of the Trust to determine the accuracy of any item of expense charged to the Trust by LBSC pursuant to this agreement. LBSC agrees (a) that all records which it maintains for the Trust are the property of the Trust and shall surrender promptly to the Trust any such records upon written request, and (b) to properly retain all records required to be maintained.


    6. SERVICES NOT EXCLUSIVE. The services furnished by LBSC hereunder are not to be deemed exclusive to the Trust and LBSC shall be free to furnish similar and other services to others.


    7. AUDIT, INSPECTION AND VISITATION. LBSC shall make available during regular business hours all records and other data created and maintained pursuant to the provisions of this Agreement for the reasonable audit and inspection by the Trust, any person retained by the Trust, or any regulatory agency having authority over the Trust.


    8. LIMITATION OF LIABILITY OF LBSC AND VERIFICATION OF INFORMATION. LBSC shall not be liable for any error of judgment or mistake of law for any loss suffered by the Trust or any Fund in connection with the matters to which this Agreement relates except a loss resulting from negligence on its part or the part of Lutheran Brotherhood or any subsidiary in the performance of services under this Agreement.

    LBSC shall have no obligation to verify the accuracy of any information provided by State Street Bank and Trust Company or affiliates to LBSC in order to assist LBSC with the terms of this Agreement.


    9.   DURATION AND TERMINATION.

         (a) This Agreement shall become effective on the date hereof, provided that it has been approved on behalf of the Fund by a majority of the Trustees of the Trust including a majority of the Trust's disinterested Trustees.

         (b) This Agreement shall continue in effect for one year from the above effective date unless sooner terminated as provided herein. Thereafter, this Agreement shall continue for successive periods of twelve months each, provided that such continuance is approved at least annually by a majority of the Trustees of the Trust including a majority of the Trust's disinterested Trustees.

         (c) This Agreement may be terminated on behalf of the Trust or any Fund at any time, without the payment of any penalty, by vote of a majority of the Trust's Trustees or by vote of a majority of the outstanding voting securities of the terminating Fund on sixty days' written notice to LBSC. LBSC may terminate this Agreement without the payment of any penalty, on sixty days' written notice to the Trust or any particular Fund. Termination of this Agreement with respect to a particular Fund, shall not affect this Agreement's continuation with respect to any non-terminating Fund or the Trust.


    10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by a majority of the Trustees of the Trust including a majority of the Trust's disinterested Trustees, or by a vote of a majority of the outstanding voting securities of the Trust.


    11. USE OF NAMES. The Trust shall not use the names of LBSC or Lutheran Brotherhood in any material without prior approval by LBSC. LBSC hereby consents to the use of its name which merely refers in accurate terms to its appointment hereunder or which is required by the Securities and Exchange Commission or other regulatory authorities.


    12. RELATIONS WITH TRUST. Subject to and in accordance with the Master Trust Agreement and By-laws of the Trust it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the LBSC (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the LBSC (or any successor) are or may be interested in the Trust as Trustees, officers, shareholders or otherwise, that LBSC (or any such successor thereof) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Agreement and Declaration of Trust.


    13. LIMITATION OF LIABILITY. The term [name of Trust] means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated [date of Trust Instrument] as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement. The obligations of any Fund hereunder shall be the exclusive obligation of that Fund and LBSC can only look to the assets of that Fund to satisfy any debt or obligation incurred by that Fund hereunder.


    14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


    15. CHOICE OF LAW. This agreement shall be construed in accordance with the laws of the State of Delaware and any applicable federal law.


    IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their officers designated below as of the day and year first above written.


Attest:                                Lutheran Brotherhood Funds Trust



By:                                    By:
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Attest:                                Lutheran Brotherhood Securities Corp.



By:                                    By:
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